UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 27, 2017

LAMPERD LESS LETHAL INC.
(Exact name of registrant as specified in its charter)

Nevada

(State or other jurisdiction of incorporation)

333-84976

(Commission File Number)

98-0358040

(IRS Employer Identification No.)

1200 Michener Road, Sarnia, Ontario, Canada N7S 4B1

(Address of principal executive offices and Zip Code)

Registrant's telephone number, including area code (519) 344-4445

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 8.01. Other Events

Lamperd Less Lethal Receives Canadian Government Approval for One-of-a-Kind Aerial Burst Pepper Spray and Flash Grenades

Company Now Cleared to Market Products to any NATO Country Worldwide

SARNIA, ON--(June 27, 2017) - Lamperd Less Lethal, Inc. (OTC: LLLI) has just received approval and a Federal license from the Federal Government of Canada for the manufacture, sale and export of the newest additions to the company's extensive line of less lethal weapons, munitions and crowd control devices to any NATO country, worldwide. This approval covers the latest inventions that the Lamperd design teams have been developing, specifically, our one-of-a-kind Aerial Burst Pepper Spray Grenades and hand thrown Flash Grenades. These products are ready for marketing and have passed all required tests with flying colors. Further, in addition to the Canadian Government approval just received, Lamperd has made a separate application for bulk shipments into the United States which will apply to some very high value orders currently in the sales development stage. Lamperd Less Lethal's latest grenades have set a new standard as the best crowd control and public order devices on the market. To the best of our knowledge and market research, no other company in the world offers these same types of grenades. Lamperd customers have given especially favorable feedback on our unique Aerial Burst Pepper Spray Grenades which weigh only 1 and 1/2 ounces and detonate above the target area with no harmful fallout. These models can completely control everyone within 200 square feet for up to 20 minutes. All of Lamperd's grenades are reloadable over 100 times. When military units and municipalities are considering their options in different grenade types, Lamperd Less Lethal clearly offers the most effective and economical choices.

About the Company

Lamperd Less Lethal, Inc. (LLLI) is a developer, manufacturer and international sales company for advanced less lethal weapons, ammunition and other security products marketed to police, correctional, military and private security forces. The company sells over 300 different products including small & large caliber projectile guns, flash grenades, pepper spray grenades, 37mm & 40mm launching systems and interlocking riot shields. Lamperd also offers advisory services and hands-on training classes run by highly accredited instructors.

This press release contains forward-looking statements relating to Lamperd Less Lethal, Inc. Lamperd Less Lethal, Inc. undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes in future operating results.

Safe Harbor for Forward-Looking Statements:

This news release includes forward-looking statements. While these statements are made to convey to the public the company's progress, business opportunities and growth prospects, readers are cautioned that such forward-looking statements represent management's opinion. Whereas management believes such representations to be true and accurate based on information and data available to the company at this time, actual results may differ materially from those described. The company's operations and business prospects are always subject to risk and uncertainties. Important factors that may cause actual results to differ are and will be set forth in the company's periodic filings with the U.S. Securities and Exchange Commission.

Contact:

Lamperd Less Lethal, Inc.

Barry Lamperd, President & CEO

(519) 344-4445

www.lllico.com or www.lamperdlesslethal.com

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LAMPERD LESS LETHAL INC.

Date: June 27, 2017	By:	/s/ Barry Lamperd
Barry Lamperd
President

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